[Draft of January 23, 1995]


                             45
NY1: 33189.02
                      15,170,000 Shares

               CALIFORNIA ENERGY COMPANY, INC.

                        Common Stock



                   UNDERWRITING AGREEMENT

                                                           , 1995

CS First Boston Corporation
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities
  Corporation
C.J. Lawrence/Deutsche
  Bank Securities Corporation
Lehman Brothers Inc.
 As Representatives of the Several Underwriters,
  c/o CS First Boston Corporation
      Park Avenue Plaza
      New York, New York  10055

Dear Sirs:

          1. Introductory. California Energy Company, Inc., a Delaware corporation ("Company"), proposes to issue and sell to the several Underwriters named in Schedule A hereto ("Underwriters") 11,170,000 shares ("U.S. Firm Securities") of its Common Stock, par value $.0675 per share ("Securities").

          It is understood that the Company is concurrently entering into a Subscription Agreement, dated the date hereof ("Subscription Agreement"), with CS First Boston Limited ("CSFBL"), Bear, Stearns International Limited, Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Aktiengesellschaft and Lehman Brothers International (Europe), and the other managers named therein ("Managers") relating to the concurrent offering and sale of 4,000,000 shares of Securities ("International Firm Securities") outside the United States and Canada ("International Offering").

          In addition, the Company proposes to issue and sell to the Underwriters and the Managers an option exercisable by CS First Boston Corporation ("CSFBC") for an aggregate of not more than 2,275,000 additional shares of Securities ("Optional Securities"; the Optional Securities for the offering in the United States and Canada are referred to as the "U.S. Optional Securities" and the Optional Securities for the International Offering are referred to as the "International Optional Securities").
The U.S. Firm Securities and the U.S. Optional Securities are hereinafter called the "U.S. Securities"; the International Firm Securities and the International Optional Securities are hereinafter called the "International Securities"; and the U.S. Firm Securities and the International Firm Securities are hereinafter called the "Firm Securities". The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

          The Company hereby agrees with the several
Underwriters as follows:

          2.   Representations and Warranties of the
Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a)  A registration statement on Form S-3
     (No. 33-57191) relating to the Offered Securities, including a form of prospectus relating to the U.S.
     Securities and a form of prospectus relating to the International Securities being offered in the International Offering, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or
     (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the U.S. Securities and the form of prospectus relating to the International Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b)
     ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in each such prospectus, are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively as the "Prospectuses".

          (b)  If the Effective Time is prior to the
     execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b), the Registration Statement and each of the Prospectuses will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary (with respect to the Prospectuses, in the light of the circumstances under which they were made) to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and each of the Prospectuses will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or either of the Prospectuses based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives or by or on behalf of any Manager through CSFBL specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

          (c) The documents incorporated by reference in the Registration Statement and the Prospectuses, when they became effective or were last amended or filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended ("Exchange Act"), as applicable, and the rules and regulations of the Commission under the Act and the Exchange Act, as applicable ("Rules and Regulations"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectuses, when such documents become effective or are filed with the Commission, as the case may be, shall conform in all material respects to the requirements of the Act and the Exchange Act as applicable, and the Rules and Regulations and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (d) The Company, each Subsidiary (as defined below) and each Joint Venture (as defined below) have been duly organized and are validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization as a corporation or partnership, as the case may be, and have the power and authority to own, lease and operate their property and conduct their businesses as described in the Prospectuses; the Company, the Subsidiaries and the Joint Ventures are duly qualified to do business and are in good standing as foreign corporations or foreign partnerships, as the case may be, in each jurisdiction, domestic or foreign, in which such registration or qualification or good standing is required (whether by reason of the ownership or leasing of property, the conduct of business or otherwise), except where the failure to so register or qualify or be in good standing is not reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole; and the Company has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. For purposes of this Agreement, (A) the term "Subsidiary" shall mean the entities listed as such on Schedule B hereto, and (B) the term "Joint Venture" shall mean the entities listed as such on Schedule B hereto, it being understood that such term means the general or limited partnership or other joint venture entity and not the individual general or limited partners or other joint venturers thereof. The Subsidiaries listed on Schedule B are all the material direct and indirect "subsidiaries" of the Company, as such term is defined in Rule 405 of the Rules and Regulations, and are all of the "Significant Subsidiaries" of the Company, as such term is defined in Rule 1-02 of Regulation S-X.

          (e) The Offered Securities and all the other issued and outstanding shares of capital stock of the Company have been validly authorized; all outstanding shares of capital stock of the Company are, and when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Subscription Agreement on each Closing Date (as defined below) such Offered Securities will have been, validly issued, fully-paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectuses; there are no preemptive or similar rights to subscribe for or to purchase, nor any restriction on the transfer of, the Offered Securities pursuant to the Company's charter, by-laws or any agreement or other instrument, except as provided in the Shareholders Agreement dated as of February 18, 1991 by and between the Company and Kiewit Energy Company, as amended, in respect of which a waiver has been received regarding the Offered Securities; all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully-paid and nonassessable; and except as otherwise set forth or referred to in the Prospectuses, all outstanding shares of capital stock of each Subsidiary are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests. All of the partnership interests in Joint Ventures beneficially owned by the Company (as reflected in Schedule B) have been duly and validly authorized and issued and, except as otherwise disclosed or referred to in the Prospectuses, are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests.

          (f) The authorized capital stock of the Company, including the Offered Securities, conforms as to legal matters in all material respects to the description thereof contained in the Prospectuses.

          (g)  Except (i) in respect of the agreement
     between the Company and Gleacher & Co., Inc.
     ("Gleacher"), dated December 22, 1994, whereby Gleacher will be entitled to, among other things, a success fee ("Success Fee") in the amount of 20% of the total underwriting fee (not to exceed $250,000) and (ii) as otherwise disclosed in the Prospectuses, there are no contracts, agreements or understandings between the



     Company and any person that would give rise to a valid claim against the Company or any Underwriter or Manager for a brokerage commission, finder's fee or other like payment.

          (h)  There are no contracts, agreements or
     understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include any such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act except for the registration rights agreement dated February 18, 1991, as amended by Amendment No. 1, dated June 19, 1991, between the Company and Kiewit Energy Company and the registraton rights agreement dated June 19, 1991, as amended by Amendment No. 1, dated November 20, 1991, between the Company and Kiewit Energy Company, the rights under which have been waived in respect of the Offered Securities.

          (i)  The Securities are listed on the New York
     Stock Exchange and the London Stock Exchange (the
     "Stock Exchanges").

          (j) The execution, delivery and performance of this Agreement and the Subscription Agreement, and the issuance and sale of the Offered Securities shall not
     (A) conflict with the corporate charter or by-laws or partnership agreement of the Company, any Subsidiary or any Joint Venture, (B) conflict with, result in the creation or imposition of any lien, charge or other encumbrance upon any asset of the Company, any Subsidiary or any Joint Venture pursuant to the terms of, or constitute a breach of, or default under, any agreement, indenture or other instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint
     Venture is bound or to which any of the properties of the Company, any Subsidiary or any Joint Venture is subject, or (C) result in a violation of any statute, any rule, regulation, order, judgment or decree of any court or governmental agency, body or authority having jurisdiction over the Company, any Subsidiary or any Joint Venture or any of their properties where any such conflicts, encumbrances, breaches, defaults or violations under clauses (B) or (C), individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole. Except for (A) the registration of the Offered Securities under the Act, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Offered Securities and (C) the waiver by Kiewit Energy Company, Inc. of its preemptive rights and its right to include securities in the Registration
     Statement, which has been obtained prior to the date of this Agreement, no consent, approval, authorization or order of, or filing or registration by the Company, any Subsidiary or, to the best of the Company's knowledge, any Joint Venture with, any court, governmental agency or third party is required in connection with the execution, delivery and performance of this Agreement and the Subscription Agreement, the consummation of the transactions contemplated herein and therein, and the issuance, distribution and sale of the Offered Securities as contemplated herein and therein. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Subscription Agreement, respectively.

          (k) This Agreement and the Subscription Agreement have been duly authorized, executed and delivered by the Company.

          (l) Except as disclosed in or contemplated by the Prospectuses, the Company, each Subsidiary and each Joint Venture holds, as applicable, good and valid title to, or valid and enforceable leasehold or contractual interests in, all real properties and all other properties and assets owned or leased by each of them that are material to the business of each such entity, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them.

          (m) Except as disclosed in the Prospectuses, the Company, the Subsidiaries and the Joint Ventures carry, or are covered by, insurance in such amounts and covering such risks as is customary for similarly situated companies in the Company's, such Subsidiaries' and such Joint Ventures' industries, respectively.
     Each of the foregoing insurance policies is valid and in full force and effect, and no event has occurred and is continuing that permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole.

          (n) Except as disclosed in the Propsectuses, the Company, each Subsidiary and each Joint Venture (i) has obtained each license, permit, certificate, franchise or other governmental authorization which is material to the ownership of their properties or to the conduct of their businesses as described in the Prospectuses and (ii) is in compliance with all terms and conditions of such license, permit, certificate, franchise or other governmental authorization, except (x) in either case where the failure to do so is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, (y) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (z) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for in the course of development or construction and which are anticipated to be obtained in the ordinary course.

          (o) There is no legal or governmental action, suit or proceeding before any court, governmental agency, body or authority, domestic or foreign, now pending or, to the knowledge of the Company, threatened against, or, to the knowledge of the Company, involving, the Company, any Subsidiary or any Joint Venture (i) of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement or (ii) that, if determined adversely to the Company, any Subsidiary or any Joint Venture, is reasonably likely to have, individually or in the aggregate, a material adverse effect on the finanical condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole or on the ability of the Company to perform its obligations under this Agreement or the Subscription Agreement.

          (p) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          (q)  The Company, the Subsidiaries and the Joint
     Ventures are currently conducting their respective businesses as described in the Prospectuses.

          (r) There are no contracts or other documents that are required to be described in the Prospectuses or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described in the Prospectuses or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

          (s) There is no relationship, direct or indirect, that exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Act or by the Rules and Regulations to be described in the Prospectuses and which is not so described.

          (t) There is no labor problem or disturbance with the persons employed by the Company, any Subsidiary or any Joint Venture that exists or, to the knowledge of the Company, that is threatened and that might reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole.

          (u) The Company and each person who is a member of a group which is under common control with the Company and its Subsidiaries and its Joint Ventures, who together with the Company, the Subsidiaries and the Joint Ventures is treated as a single employer ("ERISA Affiliate") within the meaning of Section 414(b), (c),
     (m) or (o) of the Internal Revenue Code of 1986, as



     amended from time to time ("IRC") or Section 4001(b) of the Employment Retirement Income Security Act of 1974, as amended from time to time ("ERISA") is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans within the meaning of Section 3(3) of ERISA which is established, sponsored or maintained for, or on behalf of, its current or former employees, officers or directors by the Company, or the Subsidiaries or Joint Ventures or any ERISA Affiliate or has at any time within the preceding six years been established, sponsored or maintained for, or on behalf of, its current or former employees, officers or directors by the Company, or the Subsidiaries or Joint Ventures or any current or former ERISA Affiliate ("Employee Benefit Plans"). Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt from tax pursuant to Section 501(a) of the IRC. No material liability has been incurred by the Company, or its Subsidiaries or Joint Ventures or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan. No Employee Benefit Plan which is subject to the provisions of Title IV of ERISA or Section 412 of the IRC ("Pension Plan") has been terminated, nor has any accumulated funding deficiency (as defined in Section
     412 of the IRC) been incurred. Neither the Company nor any of its Subsidiaries or Joint Ventures nor, in the case of clauses (ii) and (iii) hereof, any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or
     Section 4975 of the IRC; (ii) incurred any liability to the Pension Benefit Guaranty Corporation or any successor thereto ("PBGC") which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; or (iii) failed to make a required installment or other required payment under Section 412 of the IRC, which in any such case in clauses (i) through (iii), the occurrence of which results in or could reasonably be expected to result in a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole. No "reportable event" (as defined in Section
     4043 of ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan which has or could reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries and Joint Ventures taken as a whole. Neither the Company nor any of its Subsidiaries, Joint Ventures or ERISA Affiliates has incurred or expects to incur any liability under Title IV of ERISA arising in connection with the termination of or withdrawal from an Employee Benefit Plan covered or previously covered by Title IV of ERISA.

          (v) None of the Company, any Subsidiary or any Joint Venture (i) is in violation of its respective charter, by-laws or partnership agreements, (ii) is in default, and no event exists and is continuing that, with notice or lapse of time or both, would constitute such a default, in the due performance and observance of any material term contained in any lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint Venture or any property of the Company, any Subsidiary or any Joint Venture may be bound or affected, which default, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole.

          (w)  There has been no storage, disposal,
     generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company, any Subsidiary or any Joint Venture (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company, any Subsidiary or any Joint Venture in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which does not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a material adverse effect on the financial condition, business or results of operations of the Company, its Subsidiaries and the Joint Ventures taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, any Subsidiary or any Joint Venture or with respect to which the Company, any Subsidiary or any Joint Venture has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which does not have, or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and the Joint Ventures taken as a whole; and the terms "hazardous wastes", "toxic wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (x) Neither the Company nor any Subsidiary or Joint Venture is, and, after giving effect to the issuance of the Offered Securities and the application of the proceeds therefrom, shall be, an "investment company," or, to the best knowledge of the Company after due inquiry, a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940
     Act").

          (y) The Company, each Subsidiary and each Joint Venture has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, or has filed extensions in accordance with applicable law, and has paid all taxes required to be paid through the date hereof thereon, except for such failures to file or pay that would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company and the Subsidiaries and Joint Ventures taken as a whole, and no tax deficiency has been determined adversely to the Company, any Subsidiary or any Joint Venture that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, any Subsidiary or any Joint Venture would be reasonably likely to have) a material adverse effect on the financial condition, business or results of operations of the Company and the Subsidiaries and Joint Ventures taken as a whole.

          (z) The financial statements of the Company and its consolidated subsidiaries and the related notes and schedules included or incorporated by reference in the Registration Statement and the Prospectuses fairly present the financial position, the results of operations and the cash flows of the Company and its consolidated subsidiaries at the respective dates and for the respective periods to which they apply; such financial statements and the related notes and schedules have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified. The capitalization of the Company, as set forth in the column labeled "The Company" under the caption "Capitalization" in the Prospectus, is accurately described as of the date presented therein.

         (aa) Since the date of the latest audited financial statements included in the Prospectuses
     (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole, and (ii) except as disclosed in the Prospectuses, there have not been any transactions entered into by the Company, its Subsidiaries or any Joint Venture, other than those in the ordinary course of business, which are material to the Company, its Subsidiaries and Joint Ventures taken as a whole; except as disclosed in the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.




         (bb) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered
     Securities it commences doing such business.

         (cc) Deloitte & Touche, who have certified certain financial statements of the Company, and Coopers & Lybrand, who have certified certain financial statements of Magma Power Company ("Magma"), whose reports appear in the Prospectuses or are incorporated by reference therein, each are and were independent public accountants as required by the Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated in the Prospectuses.

         (dd) (i) Each of the operational electric generation facilities ("Plants") owned in whole or part, directly or indirectly by (A) the Company, (B) its Subsidiaries or (C) its Joint Ventures is located in the United States and is a "qualifying cogeneration facility" ("QF") or a "qualifying small power production facility" ("Small Power QF"), as such terms are defined under the Federal Power Act, as amended ("FPA"), and the regulations thereunder, and has continuously been in compliance with the requirements for being a QF or Small Power QF since it commenced sales of electricity; (ii) the owner or operator of each of the Plants under development by the Company, its Subsidiaries or Joint Ventures and located in the United States will qualify as a QF, a Small Power QF or an "exempt wholesale generator" ("EWG"), as such terms are defined under the FPA, the Public Utility Holding Company Act of 1935, as amended ("PUHCA") and the regulations thereunder; (iii) the owner or operator of each of the Plants under development by the Company, its Subsidiaries or Joint Ventures and located outside the United States will qualify either (A) as an EWG or
     (B) as a "foreign utility company," as such term is defined under PUHCA and the regulations thereunder;
     (iv) none of the entities identified in clause (A) or
     (B) of subparagraph (i) above owns or operates any electric distribution facilities or any electric transmission facilities other than electric transmission facilities that are part of a QF or Small Power QF; and (v) none of the entities identified in clause (A), (B) or (C) of subparagraph (i) above is, or is subject to regulation as, a "public utility holding company" or a "subsidiary company" of a "public utility holding company," as those terms are defined under PUHCA, or is subject to regulation under the FPA, other than as contemplated by 18 C.F.R. Section 292.601(c), or, except as described in the Registration Statement, subject to regulation by any state law with respect to rates or the financial or organizational regulation of electric utilities.

          3.  Purchase, Sale and Delivery of Offered
Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase
price of $      per share, the respective number of shares
of U.S. Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

          The Company will deliver the U.S. Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of at the office of
                              , at       A.M., New York
time, on                   or at such other time not later
than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". The certificates for the U.S. Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above office of
                           , at least 24 hours prior to the
First Closing Date.

          In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the initial public offering of the Offered Securities, the Underwriters and the Managers may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The U.S. Optional Securities to be purchased by the Underwriters on any Optional Closing Date (as defined below) shall be in the same proportion to all the Optional Securities to be purchased by the Underwriters and the Managers on such Optional Closing Date as the U.S. Firm Securities bear to all the Firm Securities and the International Optional Securities to be purchased by the Managers on any Optional Closing Date shall be in the same proportion to all the Optional Securities to be purchased by the Underwriters and the Managers on such Optional Closing Date as the International Firm Securities bear to all the Firm Securities. The Company agrees to sell to the Underwriters such U.S. Optional Securities and the Underwriters agree, severally and not jointly, to purchase such U.S. Optional Securities. The U.S. Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of U.S. Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of U.S. Firm Securities (subject to adjustment by CSFBC to eliminate fractions). The Optional Securities may be purchased by the Underwriters and the Managers only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the related Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of the Underwriters and the Managers to the Company.

          Each time for the delivery of and payment for the U.S. Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than seven full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the U.S. Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn
to the order of                   , at the above office of
               .  The certificates for the U.S. Optional
Securities will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the
above office of                    , at a reasonable time in
advance of such Optional Closing Date.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the U.S.
Securities for sale to the public, and upon the terms and conditions, as set forth in the U.S. Prospectus.

          5.  Certain Agreements of the Company.  The
Company agrees with the several Underwriters that:

     (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph
     (4)) of Rule 424(b) not later than the earlier of
     (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b).

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the registration statement as filed or the Registration Statement or either of the Prospectuses and will not effect such amendment or supplementation without CSFBC's prior consent, which consent shall not be unreasonably withheld; and the Company will also advise CSFBC promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required, in the opinion of counsel for the Underwriters, to be delivered under the Act in connection with sales by any Underwriter, Manager or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend either or both Prospectuses to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of
     Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e)  The Company will furnish to the
     Representatives copies of the Registration Statement
     (six of which will be signed and will include all exhibits), each preliminary prospectus relating to the U.S. Securities, and, so long as delivery of a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the U.S.
     Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f)  The Company will arrange for the
     qualifications of the Offered Securities for sale under the laws of such jurisdiction in the United States as CSFBC designates and will continue such qualifications in effect so long as required for the distribution, provided that, in connection therewith the Company shall not, with respect to any such jurisdiction, be required to qualify as a foreign corporation, to file a general consent to service of process or to take any other action that would subject it to service of process in suits other than those arising out of the offering of the Offered Securities or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (g) During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the Underwriters, as soon as practicable, after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel up to an aggregate of $15,000) incurred by them in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as CSFBC designates and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Underwriters. Such amount may be deducted from the purchase price for the Offered Securities set forth in Section 3. Except as provided in this paragraph (h), the Underwriters and Managers shall pay the Gleacher Success Fee in paragraph 2(g)



     hereof and their own costs and expenses, including the costs and expenses of their legal counsel, any transfer taxes on the Offered Securities that they may sell and the expenses of marketing and advertising any offering of the Offered Securities made by them.

          (i) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

          (j) For a period of 90 days after the date of the initial public offering of the Offered Securities, neither the Company nor any of its directors or officers, will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of the Company's Securities or securities convertible into or exchangeable or exercisable for any shares of the Company's Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of CSFBC, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof. The Company shall, concurrently with the execution of this Agreement, deliver to CSFBC an agreement executed by each of the directors and officers of the Company pursuant to which each such person agrees, not to offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of any of the Company's Securities or any securities convertible into or exercisable or exchangeable for such Securities for a period of 90 days after the date of the initial public offering of the Offered Securities.

          (k) The Company shall apply the net proceeds from the sale of the Offered Securities as set forth in the Prospectuses.

          (l)  No action has been or, prior to the
     completion of the distribution of the Offered Securities will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

          (m) The Company shall use its best efforts to have the Offered Securities listed on the Stock
     Exchanges concurrently with the Effective Time.

          6.  Conditions of the Obligations of the
Underwriters. The obligations of the several Underwriters to purchase and pay for the U.S. Firm Securities on the First Closing Date and the U.S. Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of each of Deloitte & Touche (in respect of the Company) and Coopers & Lybrand (in respect of Magma) confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

             (i) in their opinion the financial statements and schedules of such company examined by them and included in the Registration Statement and the Prospectuses comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, as applicable, and the related published Rules and Regulations;

            (ii)  they have performed the procedures
          specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement and the Prospectuses;

           (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of such company, inquiries of officials of such company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                 (A)  any unaudited financial statements
                included in the Registration Statement and the Prospectuses do not comply in form in all material respects with the applicable accounting requirements of the Commission under the Act and the Exchange Act, as applicable, and the related published Rules and Regulations or that any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the
                Prospectuses;

                 (B)  at the date of the latest available
                balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term indebtedness
                (excluding project finance indebtedness for projects currently in construction) of such company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, [there was any increase in consolidated net current liabilities or any decrease in consolidated net current assets] as compared with amounts shown on the latest balance sheet included in the Registration
                Statement and the Prospectuses; or

                 (C)  for the period from the closing date
                of the latest income statement included in the Registration Statement and the
                Prospectuses to the closing date of the
                latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included the
                Registration Statement in the Prospectuses, in consolidated operating revenues, net income or pre-tax income or in the total or per share amounts of consolidated income before extraordinary items;

          except in all cases set forth in clauses (B) and
          (C) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur;

               (iv) they have performed certain other
          specified procedures as a result of which they determined that certain information of an accounting, tabular, financial or statistical nature (which is limited to accounting, tabular, financial or statistical information derived from the general accounting records of the company and its subsidiaries or are derived directly from such records by analysis or computation) set forth in the Registration Statement and the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation;

               (v)  on the basis of a reading of the
          unaudited pro forma financial statements included in the Registration Statement and the Prospectuses (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company and Magma who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which causes them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

     For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectuses" shall mean the prospectuses included in the Registration Statement. All financial statements and schedules included in material incorporated by reference into the Registration Statement and the Prospectuses shall be deemed included in the Registration Statement and the Prospectuses for purposes of this subsection.

          (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 8:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC.
     If the Effective Time is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business or results of operations of the Company, the Subsidiaries and the Joint Ventures, taken as a whole, which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the U.S. Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange [or the London Stock Exchange], or any setting of minimum prices for trading on such exchanges, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York [or United Kingdom] authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency on the financial markets makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the U.S. Securities.

          (d) The Representatives shall have received an opinion, dated such Closing Date, of Steven A.



     McArthur, General Counsel to the Company, to the effect that:

               (i)  Each of the Company, the Subsidiaries
          and the Joint Ventures has been duly organized and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization and each of the Company, the Subsidiaries and the Joint Ventures has the power and authority to own, lease and operate its respective properties and to conduct its businesses as described in the Prospectuses;

              (ii)  Each of the Company, the Subsidiaries
          and the Joint Ventures is duly registered or qualified to do business and is in good standing as a foreign corporation or a foreign partnership, as the case may be, in each jurisdiction, domestic or foreign, in which such registration, qualification or good standing is required (whether by reason of the ownership or leasing of property, the conduct of its business or otherwise), except where the failure to so register or qualify or be in good standing is not reasonably likely to have a material adverse effect on the financial condition, business or results of operation of the Company, the Subsidiaries and the Joint Ventures taken as a whole;

             (iii)  The Company has the authorized and
          outstanding capitalization as set forth in the column labeled "The Company" under the caption "Capitalization" in the Prospectuses; the Offered Securities and all the other issued and outstanding Securities of the Company have been validly authorized; all outstanding Securities of the Company are, and when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Subscription Agreement on each Closing Date such Offered Securities will have been, validly issued, fully-paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectuses; there are no preemptive or similar rights to subscribe for or to purchase, nor any restriction on the transfer of, the Offered Securities pursuant to the Company's charter, by-laws or any agreement or other instrument, except as provided in the Shareholders Agreement dated as of February 18, 1991 by and between the Company and Kiewit Energy Company, in respect of which a waiver has been received regarding the Offered Securities; to the best knowledge of such counsel, all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully-paid and nonassessable; and to the best knowledge of such counsel, except as otherwise set forth or referred to in the Prospectuses, all outstanding shares of capital stock of each Subsidiary are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests; and all of the partnership interests in Joint Ventures owned by the Company (as reflected in Schedule B) have been duly and validly authorized and issued, and, except as otherwise disclosed or referred to in the Prospectuses, are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests;

              (iv)  The authorized capital stock of the
          Company, including the Offered Securities, conforms as to legal matters in all material respects to the description thereof contained in the Prospectuses;

               (v)  To such counsel's knowledge, except in
          respect of the agreement between the Company and Gleacher, dated December 22, 1994, and as otherwise disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter or Manager for a brokerage commission, finder's fee or other like payment;

              (vi)  To such counsel's knowledge, there are
          no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include any such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act except for the agreement dated June 19, 1991, as amended by Amendment
          No. 1, dated November 20, 1991, between the
          Company and Kiewit Energy Company, the rights under which have been waived in respect of the Offered Securities;

             (vii)  Except as contemplated in the
          Prospectuses with respect to (i) the pledging or granting of security interests in all material properties to secure project financing obligations and (ii) governmental contracts, leases and other non-transferable interests that are terminable by the applicable governmental body, each of the Company, the Subsidiaries and the Joint Ventures has good and valid title to, or valid and enforceable leasehold or contractual interests in, all real properties and all other properties and assets owned or leased by each of them that are material to the business of each such entity, in each case free from all liens, encumbrances, and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them;

            (viii) To such counsel's knowledge, there is no legal or governmental action, suit or proceeding before any court, governmental agency, body or authority, domestic or foreign, now pending, threatened against, or involving, the Company, any Subsidiary or any Joint Venture (i) of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement or (ii) that, if determined adversely to the Company, any Subsidiary or any Joint Venture, is reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole or on the ability of the Company to perform its obligations under this Agreement or the Subscription Agreement;

              (ix)  To such counsel's knowledge, the
          Company, each Subsidiary and each Joint Venture
          (i) has properly obtained each license, permit, certificate, franchise or other governmental authorization which is material to the ownership of their properties or to the conduct of their businesses as described in the Prospectuses and
          (ii) is in compliance with all terms and conditions of such license, permit, certificate, franchise or other governmental authorization, except (x) in either case where the failure to do so is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition (financial or other) business, properties or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, (y) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (z) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for in the course of development or construction and which are anticipated to be obtained in the ordinary course;

               (x)  The Company has all requisite corporate
          power and authority to enter into this Agreement, to issue the Offered Securities and to consummate the transactions contemplated by this Agreement;

              (xi)  There are no contracts or other
          documents which are required to be described in the Prospectuses or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated by reference therein as permitted by the Rules and Regulations;

             (xii)  This Agreement and the Subscription
          Agreement have been duly authorized, executed and delivered by the Company;

            (xiii)  (A) The execution, delivery and
          performance of this Agreement and the Subscription



          Agreement, and the issuance and sale of the Offered Securities do not and will not
          (i) conflict with the corporate charter or by-laws or partnership agreement of the Company, any Subsidiary or any Joint Venture, (ii) to the best knowledge of such counsel, conflict with, result in the creation or imposition of any lien, charge or other encumbrance upon any asset of the Company, any Subsidiary or any Joint Venture pursuant to the terms of, or constitute a breach of, or default under, any agreement, indenture or other instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint Venture is bound or to which any of the properties of the Company, any Subsidiary or any Joint Venture is subject, or (iii) to the best knowledge of such counsel, result in a violation of any statute, any rule, regulation, order, judgment or decree of any court or governmental agency, body or authority having jurisdiction over the Company, any Subsidiary or any Joint Venture or any of their properties where any such conflicts, encumbrances, breaches, defaults or violations under clauses (ii) or (iii), individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole; (B) to the knowledge of such counsel, except for (i) the registration of the Offered Securities under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Offered Securities and (iii) the waiver by Kiewit Energy Company, Inc. of its preemptive rights and its right to include securities in the Registration Statement, which has been obtained prior to the date of this Agreement, no consent, authorization or order of, or filing or registration by the Company, any Subsidiary or any Joint Venture with, any court, governmental agency or third party is required in connection with the execution, delivery and performance by the Company of this Agreement and the Subscription Agreement, the consummation of the transactions contemplated herein and therein, and the issuance, distribution and sale of the Offered Securities as contemplated herein and therein, the failure to obtain which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and the Joint Ventures taken as a whole, or on the Offered Securities or the ability of the Company to perform its obligations under this Agreement and the Subscription Agreement, and (C) the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Subscription Agreement, respectively;

             (xiv)  The Company is not, and after giving
          effect to the issuance of the Offered Securities and the application of the proceeds therefrom shall not be, an "investment company," or, to such counsel's knowledge, a company "controlled" by an "investment company," within the meaning of the 1940 Act;

              (xv) The documents incorporated by reference in the Prospectuses and any further amendments or supplements to any such incorporated document made by the Company prior to the Closing Date (other than the financial statements, related schedules and other financial and statistical information contained therein or omitted therefrom as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to have been appropriately responsive in all material respects to the applicable requirements of the Act or the Exchange Act, as the case may be, and the Rules and Regulations of the Commission thereunder; and

          (e)  The Company shall have furnished to the
     Representatives the opinion of Willkie Farr & Gallagher, special counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i)  The Company has been duly organized and



          is validly existing and in good standing under the laws of its jurisdiction of organization and the Company has the corporate power and authority to own, lease and operate its properties and to conduct its businesses as described in the Prospectuses;

              (ii)  Such counsel has been advised by the
          Commission that the Registration Statement has been declared effective under the Act; the Prospectuses have been filed with the Commission pursuant to the appropriate subparagraph of Rule
          424(b) of the Rules and Regulations; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration
          Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

             (iii)  The Registration Statement and the
          Prospectuses and any further amendments or supplements thereto made by the Company prior to the Closing Date (other than the financial statements, related schedules, other financial and statistical information contained therein or omitted therefrom as to which such counsel need express no opinion) as of their effective dates, appear on their face to have been appropriately responsive in all material respects to the applicable requirements of the Act, the Exchange Act and the Rules and Regulations;

              (iv)  To such counsel's knowledge, there are
          no contracts or other documents which are required to be described in the Prospectuses or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated by reference therein as permitted by the Rules and Regulations;

               (v)  This Agreement and the Subscription
          Agreement have been duly authorized, executed and delivered by the Company; and

              (vi) No consent, authorization, order of, or filing or registration by the Company with, any governmental authority or body having jurisdiction over the Company is necessary or required for the performance by the Company of its obligations under this Agreement or the Subscription Agreement, or in connection with the issuance and sale of the Offered Securities hereunder or thereunder, except as may be required under applicable state or foreign securities laws or blue sky laws in connection with the purchase and distribution of the Offered Securities.

          (f)  In the rendering of the opinions described in
     Section 6(d) and Section 6(e) above, such counsel may
     (i) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and Nevada and, in the case of the General Counsel of the Company, the laws of the States of California and Nevada, and (ii) rely, to the extent they deem proper, in respect of matters of fact, upon certificates and representations of officers of the Company, the Subsidiaries or the Joint Ventures and public officials and, in respect of matters of Nevada law, upon the opinion of competent Nevada counsel who is reasonably satisfactory to the Representatives. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that (i) such counsel (in the case of Willkie Farr & Gallagher, such counsel may state that they have acted as special counsel to the Company for purposes of the subject Offering) have participated in conferences with representatives of the Company, some of which have been attended by the Underwriters and their counsel, at which conferences the contents of the Registration Statement, the Prospectuses, each amendment thereof and supplement thereto and related matters were discussed, although such counsel has not independently checked or verified and is not passing upon and assumes no responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectuses, any amendment thereof or supplement thereto, and (ii) based on the foregoing, no facts have come to the attention of such counsel which cause them to believe that (except for the financial statements, related schedules and other financial and statistical information contained therein or omitted therefrom as to all of which such counsel need not express any belief) (I) the Registration Statement (other than the documents incorporated by reference therein), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectuses, as amended and supplemented as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (II), in the case of the General Counsel of the Company, any document incorporated by reference in the Prospectuses or any further amendment or supplement to such incorporated document made by the Company prior to the Closing Date when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement that became effective under the Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in the light of the circumstances under which they were made, or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) The Representatives shall have received from Chadbourne & Parke, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectuses and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, shall state that to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement and the Subscription Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Subsidiaries and the Joint Ventures taken as a whole except as set forth in or contemplated by the Prospectuses or as described in such certificate.

          (i)  The Representatives shall have received
     letters, dated such Closing Date, of Deloitte & Touche and Coopers & Lybrand which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

          (j) On such Closing Date, the Managers shall have purchased the International Firm Securities or the International Optional Securities, as the case may be, pursuant to the Subscription Agreement.

          (k) The merger of CE Acquisition Company, Inc. a Delaware corporation and a wholly-owned subsidiary of the Company, with and into Magma, pursuant to the All-Cash Option (as defined in the Prospectuses) shall have become effective and all required filings in respect thereof shall have been made in the States of Nevada and Delaware.

          (l)  Since the date of the latest audited
     financial statements included or incorporated by reference in the Prospectuses (i) except as disclosed in the Prospectuses, there shall have been no material adverse change, or a development which is reasonably likely to lead to a material adverse change, in the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole and (ii) except as disclosed in the Prospectuses, there shall not have been any transactions entered into by the Company, the Subsidiaries or any Joint Venture, other than those in the ordinary course of business, which are material and adverse to the Company, the Subsidiaries and Joint Ventures taken as a whole, and which, in the judgment of the Representatives, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectuses.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectuses, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that, with respect to any untrue statement or omission in any Preliminary Prospectuses, this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action arising from the sale of any Offered Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectuses, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectuses was corrected in the Prospectuses and the Prospectuses were made available to the Underwriters prior to the sale of the Offered Securities. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectuses" shall not be deemed to include the documents incorporated by reference therein, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectuses or Prospectuses to any person other than a person to whom such Underwriter had delivered such incorporated document or documents in response to a written request therefor.

          Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(b), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of
Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction



(unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

          (b)  Each Underwriter will severally and not
jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments and stabilizing on page 2, the legend concerning transactions by certain affiliates participating in the distribution on page 2, the information relating to the Intersyndicate Agreement in paragraphs 7, 8 and 9 in the section "Underwriting", the concession and reallowance figures appearing in the sixth paragraph in the Section "Underwriting" and the information furnished in respect of Credit Suisse, Lehman Brothers, Inc., Bear Stearns & Co. Inc. and Donaldson Lufkin & Jenrette Securities Corporation, under paragraphs 13, 14 and 15 in the Section "Underwriting".

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent it has been materially prejudiced by such failure; and provided, further, that such omission will not relieve it from any liability which it may otherwise have to an indemnified party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; [provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 7 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party.]. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d)  If the indemnification provided for in this
Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the U.S. Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the U.S. Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective
Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase U.S. Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of U.S. Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of U.S. Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such U.S. Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the U.S. Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of U.S. Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of U.S. Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such U.S. Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in
Section 9 (provided that if such default occurs with respect to U.S. Optional Securities after the First Closing Date,



this Agreement will not terminate as to the U.S. Firm Securities or any U.S. Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          9.  Survival of Certain Representations and
Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the U.S. Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the U.S. Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to
Section 7 shall remain in effect and if any U.S. Securities have been purchased hereunder the representations and warranties in Section 7 and in all obligations under Section 5 shall also remain in effect. If the purchase of the U.S. Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the U.S. Securities.

          10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o CS First Boston Corporation, Park Avenue Plaza, New York, N.Y. 10055, Attention: Investment Banking DepartmentTransactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and
confirmed to it at                             , Attention:
             ; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          12.  Representation of Underwriters.  The
Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to us the Company of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                         Very truly yours,


                         CALIFORNIA ENERGY COMPANY, INC.


                         By:
                                        [insert title]





The foregoing Underwriting
 Agreement is hereby
 confirmed and accepted as
 of the date first above
 written.

    CS First Boston Corporation
    Bear, Stearns & Co. Inc.
    Donaldson, Lufkin & Jenrette Securities
      Corporation
    C.J. Lawrence/Deutsche
      Bank Securities Corporation
    Lehman Brothers Inc.
     As Representatives of the Several Underwriters,
      c/o CS First Boston Corporation
          Park Avenue Plaza
          New York, New York  10055

          Acting on behalf of
           themselves and as the
           Representatives of the
           several Underwriters.

                         SCHEDULE A


Underwriter                             Number of
                                   U.S. Firm Securities
CS First Boston Corporation
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette
  Securities Corporation
C.J. Lawrence/Deutsche Bank
  Securities Corporation
Lehman Brothers Inc.


                                        Total 11,170,000


                         SCHEDULE B


I.   List of Subsidiaries

     Coso Hotsprings Intermountain Power, Inc. (CHIP)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by California Energy
     Company, Inc. ("Parent")

     China Lake Operating Co. (CLOC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     Coso Technology Corporation (CTC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     China Lake Geothermal Management Company (CLGMC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     China Lake Plant Services, Inc. (CLPSI)
     Incorporated in California
     Capital Stock:  Owned 100% by Parent

     Coso Hotsprings Overland Power, Inc. (CHOP)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     CE Geothermal, Inc. (CEG)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     Western States Geothermal Company (WSG)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     Intermountain Geothermal Company (IGC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     California Energy Development Corporation (CEDC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     California Energy Yuma Corporation (CEYC)
     Incorporated in Utah
     Capital Stock:  Owned 100% by CEDC

     Yuma Cogeneration Associates (YCA)
     Formed in Utah
     General Partnership:  Owned 50% by CEDC; 50% by CEYC

     Rose Valley Properties, Inc. (RVP)



     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     The Ben Holt International Co., Inc. (BHIC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     CBE Engineering Co. (CBE)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     Kennebec Construction, Co. (KCC)
     Incorporated in California
     Capital Stock:  Owned 100% by BHC

     CE Exploration Company (CEX)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     CE Newberry, Inc. (CEH)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     CE Acquisition Company, Inc.
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     CE International Investments Ltd. (CEII)
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by Parent

     CE Philippines Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII



     Ormat Cebu Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 48% by CEII; 52% by
     CE Philippines, Ltd.

     CE Cebu Geothermal Power Company, Inc.
     Incorporated in the Philippines
     Capital Stock:  Owned 52% by Ormat CEbu Ltd.; 48% by CE
     Philippines Ltd.

     CE Indonesia Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII

     Bali Energy Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CE Bali Ltd. (P.T.
     Pandanwangi Sekartaji has the right to purchase up to 40% of the equity for this project)

     CE Casecnan Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII

     CE Singapore Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII

     California Energy International Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII

     CE Casecnan Water and Energy Company, Inc.
     Incorporated in the Philippines
     Capital Stock:  Owned 100% by CE Casecnan Ltd.;
     La Prairie Group Contractors (International) Ltd. and
     San Lorenzo Ruiz Builders & Developers Group, Inc.
     each are entitled to a 15% equity interest

     CE Bali Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII


     Magma Operating Company
     Incorporated in Nevada
     Formerly Red Hill Geothermal, Inc. (9/17/87 - 3/29/93)
     Formerly Salton Sea Geothermal, Inc. (9/14/87 - 9/17/87)
     Capital Stock:  Owned 100% by Magma Power Company

     Salton Sea Power Company
     Incorporated in Nevada
     Capital Stock:  owned 100% by Magma Power Company

     Vulcan Power Company
     Incorporated in Nevada
     Formerly Magmamax (1/25/72 - 6/24/81)
     Formerly Magma Properties (10/21/69 - 1/25/72)
     Capital Stock:  Owned 100% by Magma Power Company




     Imperial Magma
     Incorporated in Nevada
     Formerly Impak Mining Company (6/25/69 - 11/8/74)
     Capital Stock:  Owned 100% by Magma Power Company

     Magma Land Company I
     Incorporated in Nevada
     Capital Stock:  Owned 100% by Magma Power Company

     Desert Valley Company
     Incorporated in California
     Capital Stock:  Owned 100% by Magma Power Company

     Fish Lake Power Company
     Incorporated in Delaware
     Formerly MPC Properties, Inc. (3/26/90 - 3/13/92)
     Capital Stock:  Owned 100% by Magma Power Company

     Magma Netherlands, B.V.
     Formed in the Netherlands
     Formerly Haremhab Investments B.V. (4/3/93 - 5/20/94)
     LLC Interest:  Owned 100% by Magma Power Company

     Visayas Geothermal Power Company
     Formed in the Philippines
     Partnership Interests:  Magma Netherlands, B.V.
     99% General Partner; Tongonan Power Investment, Inc.
     1% General Partner

     Tongonan Power Investment, Inc.
     Incorporated in the Philippines
     Capital Stock:  Owned 100% by Magma Power Company

     Salton Sea Brine Processing L.P.
     Formed in California
     Partnership Interests:  Salton Sea Power Company 99%
     General Partner; Magma Power Company 1% Limited Partner

     Salton Sea Power Generation L.P.
     Formed in California
     Partnership Interests:  Salton Sea Power Company 99%
     General Partner; Magma Power Company 1% Limited Partner

II.  List of Joint Ventures

     Coso Energy Developers (CED)
     Formed in California
     General Partnership:  48% CHIP; 52% Caithness Coso
     Holdings, L.P.

     Coso Finance Partners (CFP)
     Formed in California
     General Partnership: 46.3% owned by CLOC; 53.7% owned by ESCA I, L.P.

     Coso Power Developers (CPD)
     Formed in California
     General Partnership:  50% owned by CTC; 50% by
     Caithness Navy II

     Coso Funding Corp. (CFC)
     Incorporated in Delaware
     General Partnership:  Owned 33% by CFP; 35% by CPD;
     32% by CED

     Coso Transmission Line Partners (CTLP)
     Formed in California
     General Partnership:  Owned 50% by CED; 50% by CPD

     Coso Finance Partners II (CFP II)
     Formed in California
     General Partnership: Owned 50% by CLGMC, 50% by ESCA II, L.P.

     China Lake Joint Venture (CLJV)
     Formed in California
     General Partnership:  Owned 50%
     by Parent; 50% by Caithness Geothermal 1980, Ltd.


     Coso Land Company (CLC)
     Formed in California
     General Partnership:  Owned 50% by Parent;
     50% by Caithness Geothermal 1980, Ltd.

     Coso Geothermal Company (CGC)
     Formed in California
     General Partnership:  Owned 57% by CLC; 16% by Parent

     CE Luzon Geothermal Power Company, Inc.
     Incorporated in the Philippines
     Capital Stock:  Owned 50% by CE Mahanagdong Ltd.;
     50% by Kiewit Energy International (Bermuda) Ltd.;
     an industrial company has the right to acquire 10%
     of the equity - 5% from CE Mahanagdong Ltd and 5%



     from Kiewit Energy International (Bermuda) Ltd.

     Himpurna California Energy Ltd.
     Incorporated in Bermuda
     Capital Stock: Owned 90% by CE Indonesia Ltd., 10% by P.T. Himpuma Enersindo Abadi; California Energy
     International Ltd. has an option to acquire an interest in P.T. Himpuma or its project company shares equal to up to 4% of the project company;
     under the Joint Operating Contract, Pertamina has certain rights to acquire up to a 25% interest in the Joint Operating Contract, but not under the Energy
     Sales Contract

     Patuha Power, Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 90% by CE Singapore Ltd.;
     10% by P.T. Enersindo Supra Abadi; P.T. Enersindo
     Supra Abdai has the right to acquire an additional
     20% of the project equity in certain circumstances and for a limited time; under the Joint Operating
     Contract, Pertamina has certain rights to acquire up to a 25% interest in the Joint Operating Contract, but not under the Energy Sales Agreement

     Vulcan/BN Geothermal Power Company
     Formed in Nevada
     Partnership Interests:  Vulcan Power Company 50%
     General Partner; BN Geothermal, Inc. 50% General
     Partner
     Del Ranch, L.P.
     Formed in California
     Partnership Interests:  Magma Power Company 10%
     Limited Partner; Magma Operating Company 40% General
     Partner; Conejo Energy Company 10% Limited Partner and 40% General Partner

     Elmore, L.P.
     Formed in California
     Partnership Interests:  Magma Power Company 10%
     Limited Partner; Magma Operating Company 40% General
     Partner; Niguel Energy Company 10% Limited Partner and 40% General Partner

     Leathers, L.P.
     Formed in California
     Partnership Interests:  Magma Power Company 10%
     Limited Partner; Magma Operating Company 40% General
     Partner; San Felipe Energy Company 10% Limited Partner and 40% General Partner



SCHEDULE C